Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

PyraMax Bank	100%	Federal

SUBSIDIARIES OF PYRAMAX BANK

Subsidiary	Ownership	State of Incorporation

PyraMax Insurance Services LLC	100%	Wisconsin